Exhibit 10.1

THIRD AMENDMENT
TO THE
MICHAELS STORES, INC. EMPLOYEES 401(k) PLAN
(As Amended And Restated Effective August 1, 1999)

     Michaels Stores, Inc., a Delaware corporation, pursuant to authority of the Michaels Stores, Inc. Administration Committee, adopts the following amendment to the Michaels Stores, Inc. Employees 401(k) Plan (the “Plan”):

1.	The first sentence of Section 9.5(b) of the Plan (“Mandated Commencement of Benefits”) is amended in its entirety to read as follows:
Notwithstanding the foregoing, distributions under this Section shall be made in accordance with the provisions of Code Section 401(a)(9) and the final and temporary Treasury Regulations issued thereunder on April 17, 2002, including Treasury Regulation Section 1.401(a)(9)-(2), which provisions are hereby incorporated by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than is required under such provisions of the Code and Regulations.

2.	The foregoing amendment will be effective for distributions made for calendar years beginning on or after January 1, 2002.

     Executed this 3rd day of December, 2002.

MICHAELS STORES, INC.

By	/s/ Sue Elliott

Sue Elliott, Senior Vice President —
Human Resources